PRUDENTIAL ADJUSTABLE RATE SECURITIES FUND, INC.
                       One Seaport Plaza
                   New York, New York  10292



                                                 January 12, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

          Re:  Prudential Adjustable Rate Securities Fund, Inc.
               File Nos. 33-46658 and 811-6615

Ladies and Gentlemen:

      On behalf of Prudential Adjustable Rate Securities Fund, Inc. enclosed for filing, under the Investment Company Act of 1940 (the "Act"), are:

          (1)  the Form 24f-2 for the Fund; and

          (2)  an opinion of counsel to the Fund.

      Please note that Prudential Adjustable Rate Securities Fund, Inc. ceased operations on November 24, 1995, and thus this Form 24f-2 is being filed for the Fund's fiscal year ended November 24, 1995, in accordance with Rule 24f-2(b)(3) under the Act. These documents are being filed electronically via the EDGAR System.

      If you have any questions relating to the foregoing, please call the undersigned at (212) 214-3118.

                                   Yours truly,


                                   /s/ Ellyn C. Acker
                                   Ellyn C. Acker
                                   Assistant Secretary



Enclosures





parf/24F2-96.LTR